Exhibit B

                          NATIONAL FUEL RESOURCES, INC.
                                  BALANCE SHEET

                                AT JUNE 30, 1998
                                  (Unaudited)


ASSETS
Current Assets:
  Cash                                 $    198,203
  Short Term Investments                  4,480,710
  Accounts Receivable                     7,464,635
  Accounts Receivable-Interco                12,376
  Reserve for Bad Debts                    (533,845)
  Other Current Assets                    3,594,975
                                       ------------
                                         15,217,054
                                       ------------

Property, Plant, and Equipment
  Furniture and Fixtures                    410,096
Less - Accumulated DD&A                    (104,648)
                                       ------------
                                            305,448
                                       ------------

Other Assets:
  Long Term Investments                     689,909
  Other Deferred Debits                     288,919
                                            978,828
                                       ------------
                                       $ 16,501,330
                                       ============

LIABILITIES
Current Liabilities:
Accounts Payable                       $  1,196,840
  Accrued Liabilities                     2,305,051
  Current Income Taxes-Federal             (738,487)
  Current Income Taxes-State                 49,269
  Accounts Payable-Intercompany           1,308,598
  Dividends Payable                          35,000
  Intercompany Borrowing                          0
                                       ------------
                                          4,156,271
                                       ------------

Long Term Liabilities:
Deferred Income Taxes                      (699,649)
Miscellaneous Deferred Credits            1,865,451
                                       ------------
                                          1,165,802
                                       ------------

Stockholder's Equity:
  Common Stock                               10,000
  Capital Paid in Excess of Par           3,490,000
  Retained Earnings                       8,099,257
  Retained Earnings - Dividends            (420,000)
                                       ------------
Total Equity                             11,179,257
                                       ------------

                                       $ 16,501,330
                                       ============